UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

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Exicure, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignation, Board Size Increase, Director Appointments, and Formation of Compensation Committee

On June 24, 2026, Ham Jung Kyu resigned from the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”), effective as of June 30, 2026. The resignation of Mr. Ham did not result from any disagreement regarding any matter related to the operations, policies or practices of the Company.

On June 24, 2026, the Board approved an increase in the size of the Board from five (5) directors to six (6) directors, effective as of June 30, 2026, and approved a corresponding increase in the number of Class III directors.

To fill the vacancy created by the resignation of Ham Jung Kyu, the Board appointed Go Jin Young to serve as a Class III director of the Company, effective as of June 30, 2026. To fill the newly created directorship resulting from the increase in the size of the Board, the Board appointed Han Eui Seok to serve as a Class III director of the Company, effective as of June 30, 2026.

The Board determined that Mr. Han qualifies as an independent director under Nasdaq Listing Rule 5605(a)(2). The Board determined that Mr. Go does not qualify as an independent director under Nasdaq Listing Rule 5605(a)(2) due to his anticipated role as a non-independent director of the Company.

In connection with the appointments, the Board approved the formation of a Compensation Committee, effective as of June 30, 2026, and appointed Mr. Han to serve as Chair of the Compensation Committee and Dongho Lee to serve as a member.

Neither Mr. Go nor Mr. Han has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. Go or Mr. Han and any other person pursuant to which they were elected as directors. There are no family relationships between either Mr. Go or Mr. Han and any director or executive officer of the Company.

Biographical Information of New Directors:

Han Eui Seok, age 52, has extensive experience in brand strategy, corporate identity design, and business development. Since 2018, Mr. Han has served as the Chief Executive Officer of Sui Generis Co., Ltd., a firm specializing in design, branding, and publishing. From 2022 to 2024, he served as the Chief Executive Officer of Archangel Investment Co., Ltd., providing management consulting services. Prior to that, from 2001 to 2017, Mr. Han held various leadership and design roles, including Designer at Opti Design Co., Ltd., Marketing Team Leader at IT Line Co., Ltd., Head of Business Planning at VH& Co., Ltd., and Head of Business Planning at Medilounge Co., Ltd. Mr. Han holds a Bachelor’s degree in Visual Design from Kyungwon University and completed the 5th Corporate Image Program at Yonsei University. He is currently pursuing a Master’s degree in Smart City Convergence Technology within the Department of Convergence Industry at Seoul Venture Graduate University.

Go Jin Young, age 50, brings a diverse background in corporate leadership, academia, and public committees. Mr. Go currently serves as the Chief Executive Officer of Ghana Enterprise and as an Adjunct Professor at Honam University. Previously, he served as the Vice Chairman of the Human Rights Committee and as the Vice Chairman of the Culture and Arts Committee for the Democratic Party of Korea. Mr. Go completed his doctoral coursework at Honam University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026	EXICURE, INC.
(registrant)

	By:	/s/ Jung Soo Kim
Jung Soo Kim
Chief Executive Officer